Exhibit 23.1


                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- -----) pertaining to the 1992 Employee Stock Option Plan of TCBY Enterprises, Inc. for the registration of 3,000,000 shares of its common stock, of our report dated January 9, 1997, with respect to the consolidated financial statements of TCBY Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended November 30, 1996, filed with the Securities and Exchange Commission.




                                                    ERNST & YOUNG LLP

Little Rock, Arkansas
June 23, 1997
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